Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Second Quarter 2017 Financial Results

New York, NY – August 4, 2017 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), an internally-managed net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2017.

Total Company

•	Net income attributable to W. P. Carey of $64.3 million, or $0.59 per diluted share

•	AFFO of $148.4 million, or $1.38 per diluted share

•	Affirm 2017 AFFO guidance range of $5.10 to $5.30 per diluted share

•	Quarterly cash dividend raised to $1.00 per share, equivalent to an annualized dividend rate of $4.00 per share

•	As previously announced, the Company’s Board of Directors approved a plan to exit all non-traded retail fundraising activities as of June 30, 2017

Business Segments

Owned Real Estate

•	Segment components revised to exclude equity income from the Company’s interests in the Managed REITs

•	Segment net income attributable to W. P. Carey of $43.5 million

•	Segment AFFO of $117.4 million, or $1.09 per diluted share

•	Completed investments totaling $60.3 million

•	Gross disposition proceeds totaling $20.1 million

•	Portfolio occupancy of 99.3%

Investment Management

•	Segment components revised to include equity income from the Company’s interests in the Managed REITs

•	Segment net income attributable to W. P. Carey of $20.8 million

•	Segment AFFO of $31.0 million, or $0.29 per diluted share

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 1

•	Assets under management of $13.2 billion

Balance Sheet & Capitalization

•	Utilized ATM offering program to raise $22.9 million in net proceeds

•	€88.7 million ($100.0 million) drawn under the Company’s delayed draw term loan

MANAGEMENT COMMENTARY

“I’m pleased to report that we generated AFFO per diluted share of $1.38 during the second quarter, up 11% from the prior year period, and we are currently on track to be above the midpoint of our full year guidance range," said Mark J. DeCesaris, Chief Executive Officer of W. P. Carey. “Given the inherent unevenness of transaction timing, the bulk of acquisitions and dispositions for our owned portfolio are expected to occur towards the end of the year, resulting in little to no impact on our overall 2017 results.”

“Amid a challenging acquisition environment, we are remaining disciplined and not chasing deals that do not meet our risk-reward criteria. As a result, our investments year-to-date have been primarily build-to-suit expansions and we continue to focus on generating accretive opportunities within our portfolio — through such expansions, renovations and follow-on deals with existing tenants — where we are able to extend lease terms and enhance criticality, often at above-market yields.”

BUSINESS SEGMENT COMPONENTS REVISED

•
As a result of its decision to exit all non-traded retail fundraising activities as of June 30, 2017, the Company has revised how it views and therefore presents its two business segments. Equity income earned through its ownership interests in the Managed REITs and its special member interests in the operating partnerships of the Managed REITs are now recognized within its Investment Management segment. Previously, these items were recognized within its Owned Real Estate segment. For purposes of comparability, segment financial statements for all periods presented have been revised to reflect this change.

QUARTERLY FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2017 second quarter totaled $202.7 million, up 2.0% from $198.8 million for the 2016 second quarter, due primarily to higher net revenues from Investment Management, partly offset by lower net revenues from Owned Real Estate.

•
Owned Real Estate: Owned Real Estate revenues excluding reimbursable tenant costs (net revenues from Owned Real Estate) for the 2017 second quarter were $168.7 million, down 4.4% from $176.4 million for the 2016 second quarter, due primarily to lower lease revenues resulting from planned dispositions.

•
Investment Management: Investment Management revenues excluding reimbursable costs (net revenues from Investment Management) for the 2017 second quarter were $34.0 million, up 52.5% from $22.3 million for the 2016 second quarter, due primarily to higher structuring revenues resulting from increased investment activity on behalf of the Managed Programs and higher asset management fees as a result of growth in assets under management.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2017 second quarter was $64.3 million, up 24.4% compared to $51.7 million for the 2016 second quarter, due primarily to $35.4 million of impairment charges recorded during the prior-year period, higher net revenues from Investment Management and lower interest expense, partly offset by a lower gain on sale of real estate, higher provision for income taxes, restructuring expenses recorded during the current-year period and lower net revenues from Owned Real Estate.

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 2

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2017 second quarter was $1.38 per diluted share, up 11.3% from $1.24 per diluted share for the 2016 second quarter, due primarily to (i) higher structuring revenues; (ii) lower interest expense; (iii) lower general and administrative expenses; and (iv) higher asset management fees. These factors were partly offset by lower lease revenues resulting from planned dispositions.

Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on June 16, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $1.00 per share, equivalent to an annualized dividend rate of $4.00 per share. The dividend was paid on July 14, 2017 to stockholders of record as of June 30, 2017.

AFFO GUIDANCE

•	For the 2017 full year, the Company affirms that it expects to report AFFO of between $5.10 and $5.30 per diluted share.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

BALANCE SHEET AND CAPITALIZATION

Delayed Draw Term Loan

•
On June 8, 2017, the Company drew down in full €88.7 million (equivalent to $100.0 million) under its delayed draw term loan and used the proceeds to pay down amounts then outstanding under its revolving line of credit, bringing the aggregate amount outstanding as of June 30, 2017 on term loans under its senior unsecured credit facility to €325.0 million (equivalent to $370.9 million).

“At-The-Market” (ATM) Offering Program

•
During and subsequent to the 2017 second quarter, the Company issued 345,253 shares of common stock under its ATM offering program at a weighted-average price of $67.78 per share, for net proceeds of $22.9 million.

OWNED REAL ESTATE

Investments

•
During the 2017 second quarter, the Company completed investments totaling $60.3 million, including transaction-related costs and fees, comprised of three completed expansion projects at a cost totaling $54.3 million and one acquisition for $6.0 million, bringing total investment activity for the first half of 2017 to $63.6 million.

Dispositions

•
During the 2017 second quarter, the Company disposed of five properties for total gross proceeds of $20.1 million, before transaction-related costs and fees, bringing total dispositions for the first half of 2017 to $73.0 million.

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 3

Composition

•
As of June 30, 2017, the Company’s Owned Real Estate portfolio consisted of 895 net lease properties, comprising 86.6 million square feet leased to 214 tenants, and two hotel operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.6 years and the occupancy rate was 99.3%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global and CPA®:18 – Global (the CPA® REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI REITs, and together with the CPA® REITs, the Managed REITs), Carey Credit Income Fund (CCIF) and Carey European Student Housing Fund I, L.P. (CESH I, and together with the Managed REITs and CCIF, the Managed Programs).

Fundraising Platform Exit

•
As previously announced, the Company’s Board of Directors approved a plan to exit all non-traded retail fundraising activities carried out by its wholly-owned broker-dealer subsidiary, Carey Financial LLC, as of June 30, 2017, in keeping with its long-term strategy of focusing exclusively on net lease investing for the Company's balance sheet. The Company currently expects to manage all existing Managed Programs through the end of their natural lifecycles.

Acquisitions

During the 2017 second quarter, the Company structured new investments on behalf of the Managed Programs totaling $506.0 million, including transaction-related costs and fees, comprised of $141.5 million on behalf of the CPA® REITs and $364.5 million on behalf of other Managed Programs.

•
Activity during the 2017 second quarter brings total investment volume on behalf of the Managed Programs for the first half of 2017 to $617.0 million, including transaction-related costs and fees, comprised of $209.1 million on behalf of the CPA® REITs and $407.9 million on behalf of other Managed Programs.

Assets Under Management

•	As of June 30, 2017, the Managed Programs had total assets under management of approximately $13.2 billion, up 2.3% from $12.9 billion as of June 30, 2016.

Net Investor Capital Inflows

•
During the 2017 second quarter, investor capital inflows for the Managed Programs, including Distribution Reinvestment Plan proceeds, net of redemptions, totaled $72.3 million, primarily into CWI 2 and CESH I.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2017 second quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on August 4, 2017.

* * * * *

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 4

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Friday, August 4, 2017 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (US) or +1-201-689-8762 (international)

Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

* * * * *

W. P. Carey Inc.

W. P. Carey Inc. is a leading internally-managed net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions primarily for companies in the U.S. and Europe. At June 30, 2017, the Company had an enterprise value of approximately $11.2 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of investment programs with assets under management of approximately $13.2 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. DeCesaris, including statements regarding our operational efficiencies and cost reductions; weighted-average lease term, criticality, yields, and occupancy rate of our owned real estate and other portfolio characteristics; growth in assets under management; the acquisition environment and our risk-reward criteria, including the impact of such factors on the types of investments we make and whether they are accretive; annualized dividends and payout ratio; disposition and capital recycling plans, and the intended results thereof; investor capital inflows, including our access to capital markets, as well as our financing activities, cost of debt and interest expense levels; adjusted funds from operations coverage and guidance, including underlying assumptions, such as the timing of acquisitions and dispositions and the impact thereof, and current trends; our revenue mix; and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2016. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2017	December 31, 2016
Assets
Investments in real estate:
Real estate	$5,276,976	$5,204,126
Operating real estate	81,902	81,711
Net investments in direct financing leases	708,997	684,059
In-place lease and other intangible assets	1,199,289	1,172,238
Above-market rent intangible assets	639,654	632,383
Assets held for sale (a)	32,470	26,247
Investments in real estate	7,939,288	7,800,764
Accumulated depreciation and amortization (b)	(1,174,374)	(1,018,864)
Net investments in real estate	6,764,914	6,781,900
Equity investments in the Managed Programs and real estate (c)	330,540	298,893
Cash and cash equivalents	171,587	155,482
Due from affiliates	129,337	299,610
Other assets, net	280,110	282,149
Goodwill	640,761	635,920
Total assets	$8,317,249	$8,453,954

Liabilities and Equity
Debt:
Unsecured senior notes, net	$2,415,400	$1,807,200
Unsecured term loans, net	369,300	249,978
Unsecured revolving credit facility	165,501	676,715
Non-recourse mortgages, net	1,314,463	1,706,921
Debt, net	4,264,664	4,440,814
Accounts payable, accrued expenses and other liabilities	281,415	266,917
Below-market rent and other intangible liabilities, net	118,736	122,203
Deferred income taxes	86,593	90,825
Distributions payable	108,638	107,090
Total liabilities	4,860,046	5,027,849
Redeemable noncontrolling interest	965	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 106,866,623 and 106,294,162 shares, respectively, issued and outstanding	107	106
Additional paid-in capital	4,423,841	4,399,961
Distributions in excess of accumulated earnings	(989,384)	(894,137)
Deferred compensation obligation	46,711	50,222
Accumulated other comprehensive loss	(243,648)	(254,485)
Total stockholders’ equity	3,237,627	3,301,667
Noncontrolling interests	218,611	123,473
Total equity	3,456,238	3,425,140
Total liabilities and equity	$8,317,249	$8,453,954
________

(a)
At June 30, 2017, we had three properties classified as Assets held for sale. At December 31, 2016, we had one property classified as Assets held for sale, which was sold during the six months ended June 30, 2017.

(b)
Includes $552.4 million and $484.4 million of real estate asset depreciation as of June 30, 2017 and December 31, 2016, respectively, and $622.0 million and $534.4 million of lease intangible amortization as of June 30, 2017 and December 31, 2016, respectively.

(c)
Our equity investments in the Managed Programs totaled $191.3 million and $160.8 million as of June 30, 2017 and December 31, 2016, respectively. Our equity investments in real estate joint ventures totaled $139.2 million and $138.1 million as of June 30, 2017 and December 31, 2016, respectively.

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Revenues
Owned Real Estate:
Lease revenues	$158,255	$155,781	$167,328
Operating property revenues	8,223	6,980	8,270
Reimbursable tenant costs	5,322	5,221	6,391
Lease termination income and other	2,247	760	838
	174,047	168,742	182,827
Investment Management:
Asset management revenue	17,966	17,367	15,005
Structuring revenue	14,330	3,834	5,968
Reimbursable costs from affiliates	13,479	25,700	12,094
Dealer manager fees	1,000	3,325	1,372
Other advisory revenue	706	91	—
	47,481	50,317	34,439
	221,528	219,059	217,266
Operating Expenses
Depreciation and amortization	62,849	62,430	66,581
Reimbursable tenant and affiliate costs	18,801	30,921	18,485
General and administrative	17,529	18,424	20,951
Property expenses, excluding reimbursable tenant costs	10,530	10,110	10,510
Restructuring and other compensation (a)	7,718	—	452
Subadvisor fees (b)	3,672	2,720	1,875
Stock-based compensation expense	3,104	6,910	4,001
Dealer manager fees and expenses	2,788	3,294	2,620
Property acquisition and other expenses (c)	1,000	73	(207)
Impairment charges	—	—	35,429
	127,991	134,882	160,697
Other Income and Expenses
Interest expense	(42,235)	(41,957)	(46,752)
Equity in earnings of equity method investments in the Managed Programs and real estate	15,728	15,774	16,429
Other income and (expenses)	(916)	516	426
	(27,423)	(25,667)	(29,897)
Income before income taxes and gain on sale of real estate	66,114	58,510	26,672
(Provision for) benefit from income taxes	(2,448)	1,305	8,217
Income before gain on sale of real estate	63,666	59,815	34,889
Gain on sale of real estate, net of tax	3,465	10	18,282
Net Income	67,131	59,825	53,171
Net income attributable to noncontrolling interests	(2,813)	(2,341)	(1,510)
Net Income Attributable to W. P. Carey	$64,318	$57,484	$51,661

Basic Earnings Per Share	$0.60	$0.53	$0.48
Diluted Earnings Per Share	$0.59	$0.53	$0.48
Weighted-Average Shares Outstanding
Basic	107,668,218	107,562,484	106,310,362
Diluted	107,783,204	107,764,279	106,530,036

Distributions Declared Per Share	$1.0000	$0.9950	$0.9800

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2017	2016
Revenues
Owned Real Estate:
Lease revenues	$314,036	$342,572
Operating property revenues	15,203	15,172
Reimbursable tenant costs	10,543	12,700
Lease termination income and other (d)	3,007	33,379
	342,789	403,823
Investment Management:
Reimbursable costs from affiliates	39,179	31,832
Asset management revenue	35,333	29,618
Structuring revenue	18,164	18,689
Dealer manager fees	4,325	3,544
Other advisory revenue	797	—
	97,798	83,683
	440,587	487,506
Operating Expenses
Depreciation and amortization	125,279	151,033
Reimbursable tenant and affiliate costs	49,722	44,532
General and administrative	35,953	42,389
Property expenses, excluding reimbursable tenant costs	20,640	28,282
Stock-based compensation expense	10,014	10,608
Restructuring and other compensation (a)	7,718	11,925
Subadvisor fees (b)	6,392	5,168
Dealer manager fees and expenses	6,082	5,972
Property acquisition and other expenses (e)	1,073	5,359
Impairment charges	—	35,429
	262,873	340,697
Other Income and Expenses
Interest expense	(84,192)	(95,147)
Equity in earnings of equity method investments in the Managed Programs and real estate	31,502	31,440
Other income and (expenses)	(400)	4,297
	(53,090)	(59,410)
Income before income taxes and gain on sale of real estate	124,624	87,399
(Provision for) benefit from income taxes	(1,143)	7,692
Income before gain on sale of real estate	123,481	95,091
Gain on sale of real estate, net of tax	3,475	18,944
Net Income	126,956	114,035
Net income attributable to noncontrolling interests	(5,154)	(4,935)
Net Income Attributable to W. P. Carey	$121,802	$109,100

Basic Earnings Per Share	$1.13	$1.02
Diluted Earnings Per Share	$1.13	$1.02
Weighted-Average Shares Outstanding
Basic	107,615,644	106,124,881
Diluted	107,801,318	106,504,226

Distributions Declared Per Share	$1.9950	$1.9542
__________

(a)
Amounts for the three and six months ended June 30, 2017 represent restructuring expenses resulting from our exit of all non-traded retail fundraising activities. Amounts for the three and six months ended June 30, 2016 represent restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(b)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 30% of the initial acquisition fees and 100% of asset management fees paid to us by CPA®:18 – Global. Pursuant to the terms of the subadvisory agreement we have with the subadvisor in connection with CCIF, we pay a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(c)	Amounts for the three and six months ended June 30, 2017 are primarily comprised of accruals for estimated one-time legal settlement expenses.

(d)	Amount for the six months ended June 30, 2016 includes $32.2 million of lease termination income related to a property sold during that period.

(e)	Amount for the six months ended June 30, 2016 reflects expenses related to our formal strategic review, which was completed in May 2016.

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net income attributable to W. P. Carey	$64,318	$57,484	$51,661
Adjustments:
Depreciation and amortization of real property	61,636	61,182	65,096
Gain on sale of real estate, net	(3,465)	(10)	(18,282)
Impairment charges	—	—	35,429
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,562)	(2,541)	(2,662)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO	833	2,717	1,331
Total adjustments	56,442	61,348	80,912
FFO Attributable to W. P. Carey (as defined by NAREIT) (a)	120,760	118,832	132,573
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,323	12,491	13,105
Restructuring and other compensation (b)	7,718	—	452
Other amortization and non-cash items (c) (d)	6,693	2,094	404
Stock-based compensation	3,104	6,910	4,001
Straight-line and other rent adjustments	(2,965)	(3,500)	(2,234)
Amortization of deferred financing costs (d)	2,542	1,400	541
(Gain) loss on extinguishment of debt	(2,443)	912	(112)
Tax benefit – deferred	(1,382)	(5,551)	(16,535)
Property acquisition and other expenses (e)	1,000	73	(207)
Realized (gains) losses on foreign currency	(378)	403	1,222
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO	1,978	550	(841)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(513)	(376)	(131)
Total adjustments	27,677	15,406	(335)
AFFO Attributable to W. P. Carey (a)	$148,437	$134,238	$132,238

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) (a)	$120,760	$118,832	$132,573
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share (a)	$1.12	$1.10	$1.24
AFFO attributable to W. P. Carey (a)	$148,437	$134,238	$132,238
AFFO attributable to W. P. Carey per diluted share (a)	$1.38	$1.25	$1.24
Diluted weighted-average shares outstanding	107,783,204	107,764,279	106,530,036

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 9

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2017	2016
Net income attributable to W. P. Carey	$121,802	$109,100
Adjustments:
Depreciation and amortization of real property	122,818	148,053
Gain on sale of real estate, net	(3,475)	(18,944)
Impairment charges	—	35,429
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(5,103)	(5,287)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	3,550	2,640
Total adjustments	117,790	161,891
FFO Attributable to W. P. Carey (as defined by NAREIT) (a)	239,592	270,991
Adjustments:
Above- and below-market rent intangible lease amortization, net (f)	24,814	11,287
Stock-based compensation	10,014	10,608
Other amortization and non-cash items (c) (d)	8,787	(2,798)
Restructuring and other compensation (b)	7,718	11,925
Tax benefit – deferred	(6,933)	(19,523)
Straight-line and other rent adjustments (g)	(6,465)	(29,146)
Amortization of deferred financing costs (d)	3,942	1,264
(Gain) loss on extinguishment of debt	(1,531)	1,813
Property acquisition and other expenses (e) (h)	1,073	5,359
Realized losses on foreign currency	25	1,010
Allowance for credit losses	—	7,064
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	2,528	480
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(889)	1,368
Total adjustments	43,083	711
AFFO Attributable to W. P. Carey (a)	$282,675	$271,702

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) (a)	$239,592	$270,991
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share (a)	$2.22	$2.54
AFFO attributable to W. P. Carey (a)	$282,675	$271,702
AFFO attributable to W. P. Carey per diluted share (a)	$2.62	$2.55
Diluted weighted-average shares outstanding	107,801,318	106,504,226
__________

(a)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(b)
Amounts for the three and six months ended June 30, 2017 represent restructuring expenses resulting from our exit of all non-traded retail fundraising activities. Amounts for the three and six months ended June 30, 2016 represent restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(c)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(d)
Effective July 1, 2016, the amortization of debt premiums and discounts, which was previously included in Other amortization and non-cash items, is included in Amortization of deferred financing costs. Prior periods have been revised to reflect this change. Amortization of debt premiums and discounts for the three and six months ended June 30, 2016 was $0.8 million and $1.4 million, respectively.

(e)	Amounts for the three and six months ended June 30, 2017 are primarily comprised of accruals for estimated one-time legal settlement expenses.

(f)
Amount for the six months ended June 30, 2016 includes an adjustment of $15.6 million due to the acceleration of a below-market lease from a tenant of a domestic property that was sold during that period.

(g)
Amount for the six months ended June 30, 2016 includes an adjustment to exclude $27.2 million of the $32.2 million of lease termination income recognized in connection with a domestic property that was sold during that period, as such amount was determined to be non-core income. Amount for the six months ended June 30, 2016 also reflects an adjustment to include $1.8 million of lease termination income received in December 2015 that represented core income for the six months ended June 30, 2016.

(h)	Amount for the six months ended June 30, 2016 reflects expenses related to our formal strategic review, which was completed in May 2016.

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 10

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as property acquisition and other expenses (which includes expenses related to the formal strategic review that we completed in May 2016), certain lease termination income, expenses related to restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily during the first quarter of 2016 and the second quarter of 2017, and accruals for estimated one-time legal settlement expenses. We also exclude realized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2017 Earnings Release 8-K – 11